EXHIBIT 10.E


Non-Employee Director Stock Option
April 27, 1993




1

100,000 shares                                     $1.00 per share



                     STOCK OPTION AGREEMENT

                  Mentor Graphics Corporation

                    1986 Stock Option Plan

                       October 19, 1993


Mentor Graphics Corporation
an Oregon corporation
8005 S.W. Boeckman Road
Wilsonville, Oregon  97070-7777                  Company

Walden C. Rhines
9963 Rockbrook
Dallas, Texas  75220                            Optionee



The Company is pleased to inform you that it has granted you a nonqualified stock option to purchase shares under its 1986 Stock
Option Plan (1986 Plan). The 1986 Plan is administered by the Compensation Committee (Committee) of the Board of Directors for the benefit of non-employee directors of the Company.

The option agreement is as follows:

1. Grant of Option. The Company grants to you an option to purchase 100,000 shares of the
Company's common stock for $1.00 per share.

2.     Vesting Provisions; Change in Control.

       2.1 This option is fully vested and will terminate on October 19, 2003, unless it is earlier terminated as provided below.

       2.2 Until it expires or is terminated and except as provided in 2.4 or 2.5, you may exercise this option from time to time to purchase shares up to the following limits:

      Years After 4/27/93                  Percent Exercisable

         Less than 1                               0%
           1 to 2                                 20%
           2 to 3                                 40%
           3 to 4                                 60%
           4 to 5                                 80%
           over 5                                100%


     2.3     The table in 2.2 is based on an
Option Year. An Option Year is a 12-month period starting on the date specified in the table or an anniversary of that date.

     2.4 On death the exercise limit will be at least 50 percent.

     2.5     Upon the occurrence of a Change in
Control, this option shall automatically become exercisable in full for the remainder of its term. "Change in Control" means the occurrence of any of the following events:

             2.5.1 the approval by the Company's shareholders of:

                      (a)     any consolidation, merger or plan of
share exchange involving the Company (Merger) in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Company's Common Stock immediately prior to the Merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the Merger;

                      (b)     any sale, lease,
exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

                      (c)     the adoption of any plan
or proposal for the liquidation or
dissolution of the Company;

             2.5.2    at any time during a period of two
consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or appointed by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or appointed by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

             2.5.3 any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

3.           Limited Stock Appreciation Rights.

     3.1 This option is granted in tandem with a limited stock appreciation right.

     3.2 The limited stock appreciation right shall entitle you to receive from the Company an amount equal to the excess of the fair market value at the time of exercise of one share of the Company's Common Stock over the option price per share under this option, multiplied by the number of shares exercised pursuant to the limited stock appreciation right.

     3.3     The limited stock appreciation right
shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of this option would subject you to liability under Section 16(b) of the 1934 Act, provided, however, that the limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of the limited stock appreciation right, the option or portion thereof to which the right relates must be surrendered.

     3.4     Payment upon exercise of the limited
stock appreciation right by the Company may be made only in cash.

     3.5     The limited stock appreciation right
may not be assigned or transferred except on death, by will or operation of law and may be exercised only by you or by your successor or representative after death.

4.     Exercise Requirements.

     4.1 If you cease to be a director for any reason, the Company will establish an Option Reference Date. Any portion of the option that is not exercisable on the Option Reference Date will lapse. The Company will fix the Option Reference Date as follows:

             4.1.1 If you cease to be a director because of death or disability, the first day of the next Option Year will be the Option Reference Date. You are disabled if as a result of illness or injury you suffer from a condition of mind or body that permanently prevents you from serving in your capacity as a director. The Committee will conclusively determine disability.

             4.1.2 If 4.1.1 does not apply, the Option Reference Date will be your last day as a director.

     4.2 You may exercise any portion of the option that is exercisable on the Option Reference Date up to the earlier of the date in 2.1 or a date fixed as follows:

             4.2.1   On death or disability - one year
after your last day as a director.

             4.2.2 If 4.2.1 does not apply - one month after the Option Reference Date.

5. Nonassignability. You may not assign or transfer this option except on death, by will or operation of law. Only you or your successor or representative after death may exercise this option.

6.   Method of Exercise; Closing.

     6.1     You may exercise this option by
written notice to the Company, attention: General Counsel, stating the number of shares you want to buy and the proposed date of closing. Unless otherwise agreed to by you and the Company, the Company will fix the date of closing as the date the Company receives your exercise notice or the date the Company receives full payment for the shares, whichever is later.

     6.2     You or your successor purchaser must
furnish to the Company before closing such other documents or representations as the Company may require to assure compliance with applicable laws and regulations.

     6.3     You must pay the full purchase price
in cash or by delivery of Company stock at or before closing. The Company will not issue any of the purchased shares and you will not have shareholder rights in them until you have made full payment.

     6.4     The Company will value stock you
deliver in payment of the option in accordance with Section 7.5 of the Plan.

     6.5 You, or your successor purchaser, must deposit sufficient funds with the Company at closing to cover any income or other taxes to be withheld on account of the exercise. If funds are not deposited or other arrangements made forwithholding, the Company may refuse to close or may retain shares having a value equal to the amount it is required to withhold. If, after closing, withholding becomes required beyond any amount deposited at closing, you, or your successor purchaser, will pay such amount to the Company on demand.

7.   Changes in Capital Structure.

     7.1 If any change is made in the outstanding common shares of the Company without the Company's receiving any consideration, the Company will make a corresponding change in the shares under this option so that you will be in the same position after exercise of the option as would have been the case if you had exercised the option before the change. The Company will not change the total purchase price for the unexercised portion of the option. The Company will disregard fractional shares.

     7.2 If the Company consolidates with another corporation or merges into another corporation, this will be a change to which
7.1 applies. The new corporation will revise the option or issue a new option giving you an equivalent right to buy the shares of the new corporation.

     7.3 The Board will make the adjustment under 7.1 or 7.2 and its determination will be conclusive.

8. Successorship. Subject to the limits in 5, this agreement will be binding upon and benefit the parties, their successors and assigns.

9. Notices. Any notices under this option must be in writing and will be effective when actually delivered or, if mailed, when deposited postpaid. Each party shall direct mail to the address stated in this option or to such other address as a party may certify by notice to the other party. Each party will send notices to the Board at the Company's address

MENTOR GRAPHICS CORPORATION           OPTIONEE



By:___________________________        ___________________________
       Frank S. Delia                      Marsha B. Congdon
  Vice President and Chief
   Administrative Officer